Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600

Contacts:

Investors:  Alice Kang  (425) 576-3696

Media:  Susan Johnston (425) 576-3617

Nextel Partners Reports Strong First Quarter 2003 Results

-  Adjusted EBITDA Increases to $26.0 Million  -

-  Net Loss Decreases to $49.2 Million, or $0.20 Per Share  -

-  86,800 Net Subscriber Additions; 964,600 Total Subscribers

-  Average Monthly Churn Rate of 1.7%  -

KIRKLAND, Wa. —  April 30, 2003 - Nextel Partners, Inc., (NASDAQ: NXTP) today reported strong financial and operating results for the first quarter of 2003 including $26.0 million of Adjusted EBITDA, representing a $43.9 million increase as compared to Adjusted EBITDA loss of $17.9 million in the same period last year.  During the first quarter, Partners retired approximately $8 million of debt.  Including 2002 transactions, total debt retirements to date amount to approximately $45 million.  The debt was retired in exchange for approximately 5 million newly issued shares of Class A common stock.  Service revenues for the period grew 57% over the prior year’s first quarter to $200.5 million.  Net loss decreased from $90.7 million in the first quarter of 2002 to $49.2 million in the first quarter of 2003.

Partners ended the first quarter with 964,600 digital subscribers, an increase of 10% or 86,800 from the 877,800 subscribers at December 31, 2002 and an increase of 60% or 363,500 from the 601,100 subscribers at the end of the first quarter in 2002.  Average monthly revenue per subscriber unit, or ARPU, remained among the highest in the wireless industry at $65 for the first quarter of 2003.  Taking into account roaming revenues, ARPU was $73 for the period.  The average monthly churn rate during the first quarter of 2003 was 1.7%, which is believed to be the best in the industry.

“I am very pleased with our strong performance in the first quarter,” said John Chapple, Partners’ Chairman, CEO and President.  “We continued our strategy of balancing healthy customer growth with high quality operating and financial metrics to post our third consecutive quarter of positive Adjusted EBITDA.  We are encouraged by the sequentially increasing margins which indicate that our operations are scaling well, and are excited about the prospects of Nationwide Direct Connect and the 6-to-1 capacity enhancing voice coder, both of which we expect will be rolled out in the third quarter of this year.”

“Nextel Partners achieved solid operating results during the first quarter of 2003,” said John Thompson, Partners’ Chief Financial Officer and Treasurer.  “The results indicate that demand for our differentiated service offering remains strong as we head towards adding our 1 millionth customer in the second quarter, and our ARPU and churn results imply a lifetime revenue per subscriber (LRS) of over $3,800 which we believe is the highest in the industry.”

The consolidated net loss per share attributable to common stockholders for the first quarter of 2003 improved to $0.20 per share as compared to a loss of $0.38 per share in the first quarter of 2002.

Capital expenditures, excluding capitalized interest, were $55.8 million in the first quarter of 2003.

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, Partners has presented non-GAAP financial measures, such as Adjusted EBITDA, ARPU, LRS and capital expenditures.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.  To view these and other reconciliations and information about how to access the conference call discussing Partners’ first quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

First Quarter 2003 Results Conference Call — Wednesday, April 30, 2003

Nextel Partners will be hosting its first quarter 2003 conference call on Wednesday, April 30, 2003 at 11:00 AM EDT.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER.  Instant replay of the call will be available until Friday, May 16, 2002 by calling 1-800-947-6586 or 1-402-220-4604.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, a webcast replay will be available shortly after the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, the completion of our network build-out, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2002 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive right to provide digital wireless communications services using the Nextel brand name in 31 states where approximately 52 million people reside.  Nextel Partners offers its customers the same fully integrated, digital wireless communications services available from Nextel Communications (Nextel) including digital cellular, text and numeric messaging, wireless Internet access and Nextel Direct Connect® digital walkie-talkie, all in a single wireless phone.  Nextel Partners customers can seamlessly access these services anywhere on Nextel’s or Nextel Partners’ all-digital wireless network, which currently covers 197 of the top 200 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.  To learn more about Nextel’s services, visit www.nextel.com.

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	For the three months ended
	March 31,
	2003	2002

REVENUES:
Service revenues	$200,542	$127,664
Equipment revenues	7,267	5,486
Total revenues (1)	207,809	133,150

OPERATING EXPENSES:
Cost of service revenues	71,581	61,429
Cost of equipment revenues (1)	21,602	19,533
Selling, general and administrative	88,635	70,070
Adjusted EBITDA (2)	25,991	(17,882)
Stock-based compensation	263	2,891
Depreciation and amortization	32,506	22,115
LOSS FROM OPERATIONS	(6,778)	(42,888)
Loss on early retirement of debt	(45)	—
Interest expense, net of capitalized interest	(40,293)	(38,000)
Interest income	801	2,434
LOSS BEFORE INCOME TAX PROVISION	(46,315)	(78,454)
Deferred income tax provision	(2,874)	(12,279)
NET LOSS	(49,189)	(90,733)
Mandatorily redeemable preferred stock dividends	(1,049)	(930)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(50,238)	$(91,663)

Loss per share attributable to common stockholders, basic and diluted:	$(0.20)	$(0.38)

Weighted average number of common shares outstanding, basic and diluted:	250,434	244,114

Selected Balance Sheet and Other Data

(dollars in thousands)

	March 31, 2003	December 31, 2002

Cash, cash equivalents and short-term investments	$112,644	$195,029
Property, plant and equipment, net	$1,023,868	$1,000,076
Intangible assets, net	$349,395	$348,440
Total assets	$1,666,159	$1,735,925
Long-term debt	$1,430,938	$1,424,600
Mandatorily redeemable preferred stock	$36,020	$34,971
Total stockholders’ equity	$34,412	$76,379

Digital units in service	964,600	877,800

	For the three months ended
	March 31, 2003	December 31, 2002

Capital expenditures (excludes capitalized interest) (3)	$55,753	$47,448

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedules (in thousands)

(1)  In accordance with the Securities and Exchange Commissions’ Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues are deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets are deferred, but only to the extent of deferred revenues, resulting in no change to net loss.   The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB 101.

	For the Three Months Ended March 31, 2003		For the Three Months Ended March 31, 2002
	As Reported	Without SAB 101 Effect	As Reported	Without SAB 101 Effect
Service revenues	$200,542	$201,164	$127,664	$128,564
Equipment revenues	7,267	11,061	5,486	9,105
Total revenues	$207,809	$212,225	$133,150	$137,669
Cost of equipment revenues	$21,602	$26,018	$19,533	$24,051
Loss from operations	$(6,778)	$(6,778)	$(42,888)	$(42,888)

(2) Adjusted EBITDA represents operating income (loss) before depreciation, amortization and stock-based compensation.

Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under generally accepted accounting principles, or GAAP, in the United States and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.

We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  A reconciliation of net cash used in operating activities to Adjusted EBITDA follows:

	For the Three Months Ended March 31,
	2003	2002
Net cash provided (used) in operating activites	$(19,447)	$(58,723)
Adjustments to reconcile to Adjusted EBITDA:
Cash paid for interest expense, net of capitalized amount	21,585	28,329
Interest income	(801)	(2,434)
Change in working capital	24,654	14,946
Adjusted EBITDA income (loss)	$25,991	$(17,882)

(3) Capital expenditures are exclusive of capitalized interest and offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Capital expenditures as defined are not a measure determined under generally accepted accounting principles, or GAAP, in the United States and may not be comparable to similarly titled measures reported by other companies.  Capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statement of Cash Flows, which is determined in accordance with GAAP.  The following reconciles capital expenditures to the capital expenditures line reported on the Consolidated Statements of Cash Flows:

	For the Three Months Ended March 31, 2003	For the Three Months Ended December 31, 2002
Capital expenditures	$55,753	$47,448
Add: cash paid portion of capitalized interest	$321	$312
Add: cash proceeds from sale and lease-back transactions accounted	$892	$347
Change in capital expenditures accrued or unpaid	$5,692	$6,765
Capital expenditures (reported on Consolidated Statements of Cash Flows)	$62,658	$54,872

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedules

(in thousands)

(4) ARPU is an industry term that measures service revenues per month from our subscribers divided by the average number of subscribers in commercial service. ARPU is not a measurement under accounting principles generally accepted in the United States and may not be similar to ARPU measures of other companies. The following schedule reflects the ARPU calculation and reconciliation of service revenues reported on the Consolidated Statement of Operations to service revenues used for the ARPU calculation:

For the Three Months Ended March 31, 2003

Service revenues (reported on Consolidated Statement of Operations)	$200,542
Add: activation fees deferred and recognized for SAB 101	$622
Less: roaming revenues	(22,949)
Service revenues for ARPU — three months	$178,215

Average units (subscribers)	921

ARPU — monthly	$65

For the Three Months Ended March 31, 2003

Service revenues (reported on Consolidated Statement of Operations)	$200,542
Add: activation fees deferred and recognized for SAB 101	$622
Service and roaming revenues — three months	$201,164

Average units (subscribers)	921

ARPU with roaming revenue — monthly	$73

(5) Lifetime Revenue per Subscriber, or LRS, is an industry term calculated by dividing ARPU (see Note 3) by the subscriber churn rate.The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service. Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.LRS is not a measurement under accounting principles generally accepted in the United States and may not be similar to LRS measures of other companies. We believe LRS is an indicator of the expected lifetime revenue of our subscribers. LRS is calculated as follows:

For the Three Months Ended March 31, 2003

ARPU calculated with service revenues	$65
Divided by: Churn	1.7%
Lifetime revenue per subscriber (LRS)	$3,824